                      AMENDMENT TO SHAREHOLDERS AGREEMENT



         THIS AMENDMENT (the "Amendment") TO THAT CERTAIN SHAREHOLDERS AGREEMENT, dated as of October 16, 1997 (the "Shareholders Agreement"), is made and entered into as of December 9, 1997 by Startt Acquisition, LLC, a Delaware limited liability company ("Parent"), Startt Acquisition, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and the parties listed on Schedule A (the "Milstein Parties"), the parties listed on Schedule B (the "Benach Parties") and the parties listed on Schedule C (the "Aboodi Parties") (each party on Schedules A, B and C shall be referred to individually as a "Shareholder" and collectively as the "Shareholders", and each of the Milstein Parties, as a group, the Benach Parties, as a group, and the Aboodi Parties, as a group, shall be referred to as a "Group of Shareholders" or Shareholder Group").

                                  WITNESSETH:

         WHEREAS, on October 16, 1997, Acquisition and Starrett Corporation, a New York corporation (the "Company"), entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended, restated or renewed from time to time, the "Merger Agreement"), pursuant to which Acquisition agreed to commence a cash tender offer to purchase any and all outstanding shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), including all of the shares listed on the schedules hereto (the "Shares"), at a price per share of $12.25 (the "Offer Price"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement; and

         WHEREAS, on October 16, 1997, Parent, Acquisition and the Shareholders entered into the Shareholders Agreement whereby the Shareholders agreed to tender the Shares Beneficially Owned by the Shareholders (as such terms are defined in the Shareholders Agreement); and

         WHEREAS, the Shareholders have tendered (and not withdrawn) the Shares; and

         WHEREAS, in order to benefit the Company's public shareholders and facilitate consummation of the Offer, the Merger and the financing thereof, the Shareholders desire to amend the Shareholders Agreement to provide that the Shareholders will provide to Acquisition certain funds for the consummation of the transactions contemplated by the Merger Agreement; and

         WHEREAS, the Shareholders desire to provide such funds by offsetting the amount of such funds against the Offer Price the Shareholders would otherwise receive upon consummation of the Offer.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 2 of the Shareholders Agreement is hereby amended by adding the following subsections:

                  (c) Funding by Shareholders. The Shareholders hereby agree to pay to Acquisition $2,641,413.98 or $0.8127 per share of Common Stock of the Company heretofore tendered by the Shareholders, in accordance with the provisions set forth in Section 2(d) below.

                  (d) Offset against Offer Price. The payment referred to in
Section 2(c) above shall be made by an offset, on a per share basis, against the Offer Price the Shareholders would have received upon consummation of the Offer for the Shares tendered by them. The Shareholders hereby authorize Acquisition to instruct ChaseMellon Shareholder Services, as the Depositary, that the price per share disbursed to each Shareholder as payment for the shares tendered by such Shareholder shall equal the Offer Price minus $0.8127. A copy of such instruction letter is attached hereto as Exhibit A.

         2. As amended hereby, the Shareholders Agreement shall remain in full force and effect.

         3. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

         If to Parent or Acquisition:       Startt Acquisition, LLC
                                                     and
                                            Startt Acquisition, Inc.
                                            c/o Lawrence Ruben Company
                                            600 Madison Avenue
                                            New York, New York 10022
                                            Attn: Jonathan Mayblum
                  copies to:    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                                New York, New York 10176
                                Attn: Alan Katz, Esq.

          If to the Company:    Starrett Corporation
                                909 Third Avenue
                                New York, New York 10022
                                Attn: Irving R. Fischer

                  copies to:    Proskauer Rose LLP
                                1585 Broadway
                                New York, New York 10036
                                Attn: Peter Samuels, Esq.

          If to Shareholder:    At the addresses set forth on the signature
                                pages

                  copies to:    Proskauer Rose LLP
                                1585 Broadway
                                New York, New York 10036
                                Attn: Peter Samuels, Esq.

                  and           Edwin V. Petz, Esq.
                                Millstein Properties Corp.
                                1271 Avenue of the Americas
                                Suite 4200
                                New York, New York 10020

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.


         4. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         5. Each party hereby irrevocably submits to the exclusive jurisdiction of the Supreme Court in the State of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 5 and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

         6. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on this 9th day of December, 1997.

                                          ON BEHALF OF EACH OF THE
                                          MILSTEIN PARTIES
                                          c/o Milstein Properties Corp.
                                          1271 Avenue of the Americas
                                          Suite 4200
                                          New York, New York 10020
                                          Attention: Edwin V. Petz, Esq.


                                          By: /s/ Paul Milstein
                                             ------------------------------
                                                 Paul Milstein


                                          By: /s/ Seymour Milstein
                                             ------------------------------
                                                 Seymour Milstein


                                          ON BEHALF OF EACH
                                          OF THE BENACH
                                          PARTIES c/o Henry
                                          Benach 3110 Miro
                                          Drive North Palm
                                          Beach Gardens,
                                          Florida 33410


                                          By: /s/ Henry Benach
                                             -------------------------------
                                                 Henry Benach


                                          OEA PARTNERS
                                          c/o Alpine Capital Group
                                          1285 Avenue of the Americas
                                          21st Floor
                                          New York, New York 10019
                                          Attention: Mr. Oded Aboodi


                                          By: /s/ Oded Aboodi
                                             --------------------------------
                                             Name: Oded Aboodi
                                                  ---------------------------
                                             Title: Authorized Signatory
                                                   --------------------------

                                          KADIMA PARTNERS
                                          c/o Alpine Capital Group
                                          1285 Avenue of the Americas
                                          21st Floor
                                          New York, New York 10019
                                          Attention: Mr. Oded Aboodi


                                          By: /s/ Oded Aboodi
                                             --------------------------------
                                             Name: Oded Aboodi
                                                  ---------------------------
                                             Title: Authorized Signatory
                                                   --------------------------

                                          /s/ Oded Aboodi
                                          -----------------------------------
                                          ODED ABOODI
                                          Alpine Capital Group
                                          1285 Avenue of the Americas
                                          21st Floor
                                          New York, New York 10019


                                          STARTT ACQUISITION, LLC


                                          By: /s/ Jonathan I. Mayblum
                                             --------------------------------
                                             Name: Jonathan I. Mayblum
                                                  ---------------------------
                                             Title: President
                                                   --------------------------

                                          STARTT ACQUISITION, INC.



                                          By: /s/ Jonathan I. Mayblum
                                             --------------------------------
                                             Name: Jonathan I. Mayblum
                                                  ---------------------------
                                             Title: President
                                                   --------------------------

                                   SCHEDULE A



Milstein Parties                                     No. of Shares
----------------                                     -------------

Paul Milstein                                            158,000
The PIM Holding Company                                  490,877
PIM Holdings                                              98,499
The PIM Holding Co.                                          100
PIM Holding Special Acct. I                                    1
The SVM Holding Company                                   59,408
SVM Foundation UA 12/19/96
   Seymour Milstein & Vivian
   Milstein TR                                            23,779
Builtland Partners                                       600,000
Milstein Family Foundation, Inc.                         542,423
Bradley Associates                                       109,441
Northmon Investment Company                               10,000
Irma Milstein                                             16,250
Barbara Susan Milstein                                    12,300
Edward L. Milstein                                            25
Edward Milstein                                           15,375
Paul Milstein Cust Edward Lawrence
     Milstein Unif Gift Min Act NY                         1,900
Roslyn Meyer                                              10,000
Howard Milstein & Abby S. Milstein JTTEN                   5,010
PLM Foundation (Philip Milstein)                          10,000
Gloria Milstein Flanzer                                      675
                                                       2,174,063

                                   SCHEDULE B



Benach Parties                                          No. of Shares
--------------                                          -------------
Henry Benach                                                423,298
Benhome Associates L.P.                                     142,900
The Henry and Shirlee Benach Foundation                      21,500
Shirlee Benach                                                1,050
Home Associates                                             100,000
                                                            688,748

                                   SCHEDULE C


Aboodi Parties                                   No. of Shares
--------------                                   --------------
Oded Aboodi                                          28,600
OEA Partners                                         50,000
Kadima Partners                                     308,760
                                                    387,360